FFLC Bancorp, Inc.
                               Holding Company for
                           First Federal Savings Bank
                  P.O. Box 490420 Leesburg, Florida 34749-0420
                    Voice (352) 787-3311 - Fax (352) 787-7206

FOR IMMEDIATE RELEASE                                  Contact: Stephen T. Kurtz
July 23, 2004                                                President & CEO

FFLC BANCORP, INC., Announces Attendance at Investor Conference in New York City

Leesburg, Florida. FFLC Bancorp, Inc. (NASDAQ NMS: FFLC), the holding company for First Federal Savings Bank of Lake County, today announced that it will join over 85 other community banks participating in the 2004 Keefe, Bruyette & Woods 5th Annual Community Bank Investor Conference in New York on July 27th, 28th and 29th. The Conference will be web cast on the KBW website, www.kbw.com.

Stephen T. Kurtz, FFLC's President and Chief Executive Officer, is scheduled to make the Company's financial presentation on July 28, 2004 at 9:50 am. Paul K. Mueller, FFLC's Executive Vice President and Chief Financial Officer and Paul S. Allen, one of First Federal Savings Bank's Senior Vice Presidents, will also attend the Conference to represent the Company.

The presentation will focus on the Company's 2003 and 2004 year-to-date performance, and will also address the Company's strategic operating objectives. The written presentation is currently available on the Company's website, www.1stfederal.com (FFLC Bancorp section) and will remain available through October 31, 2004.

First Federal Savings Bank of Lake County conducts business in Lake, Sumter, Citrus and Marion Counties, Florida, through a network of sixteen branch offices. The stock of FFLC Bancorp, Inc. is quoted on the NASDAQ National Market System under the symbol "FFLC". First Federal's web site is located at http://www.1stfederal.com. FFLC Bancorp, Inc.'s SEC filings, press releases and other supplemental information are available on the web site, in the "FFLC Bancorp" section.

   "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this Press Release and the presentation, relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.